UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2017

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Entry into a Material Definitive Agreement.
As previously announced, on March 29, 2017, Cowen Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company and an affiliate of China Energy Company Limited (the “Investor”), pursuant to which (i) the Company agreed to issue and sell to the Investor a number of shares of the Company’s Class A Common Stock representing 19.9% of the outstanding shares of Class A Common Stock as of three business days prior to the closing of the transaction for $18.00 per share, for an aggregate purchase price of approximately $100 million and (ii) the Investor agreed to provide Cowen with $175 million in debt financing (the “Transaction”).

The closing of the Transaction is subject to, among other things, the receipt of certain regulatory and government approvals, including approval from the Committee on Foreign Investment in the United States (“CFIUS”).

On November 24, 2017, the Company and the Investor entered into a Modification Agreement to amend the Stock Purchase Agreement pursuant to which the Company and the Investor agreed to withdraw the pending notification filing regarding the Transaction with CFIUS and agreed that they have no obligation to make any additional filings with CFIUS or take any further actions with respect to regulatory approvals pursuant to the Stock Purchase Agreement. The parties also agreed that the Stock Purchase Agreement will automatically terminate if the Transaction has not closed by December 31, 2017.

A copy of the Modification Agreement is attached to this Report as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 8.01. Other Events

On November 24, 2017, the Company issued a press release announcing that the Company and the Investor mutually agreed to withdraw the current filing with CFIUS and not to pursue the Transaction due to delays and uncertainty in securing approval from CFIUS.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1    Modification Agreement, dated as of November 24, 2017, by and between Cowen Inc. and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company.
99.1     Press Release issued by Cowen Inc. on November 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: November 24, 2017        By:     /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX

Exhibit
No. ____                    Exhibit

10.1     Modification Agreement, dated as of November 24, 2017, by and between Cowen Inc. and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company.
99.1     Press Release issued by Cowen Inc. on November 24, 2017.

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